UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2010

PACIFIC OFFICE PROPERTIES TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-9900	86-0602478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

233 Wilshire Blvd. Suite 310 Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

(310) 395-2083
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On May 17, 2010, Pacific Office Properties, L.P., a Delaware limited partnership (the “Operating Partnership”) of which Pacific Office Properties Trust, Inc. (the “Company”) is the sole general partner, entered into an amendment to its indemnity agreement dated as of March 19, 2008 with James C. Reynolds.  Pursuant to the original agreement, the Operating Partnership agreed to indemnify Mr. Reynolds with respect to all of his obligations under certain guaranties provided by Mr. Reynolds to lenders of indebtedness encumbering properties contributed to the Operating Partnership on March 19, 2008 in connection with our formation transactions.  Pursuant to the amendment, the Operating Partnership agreed to indemnify Mr. Reynolds with respect to guaranties provided by him with respect to certain additional properties acquired after the date of the original indemnity agreement.  Mr. Reynolds is the beneficial owner of approximately 12% of our outstanding common stock listed on the NYSE Amex, and is a director and stockholder of Pacific Office Management, Inc., the Company’s external advisor.

The foregoing summary is qualified by reference to the First Amendment to Indemnity Agreement filed as Exhibit 10.1 hereto, which is incorporated by reference herein.

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On May 11, 2010, the Company held its Annual Meeting of Stockholders. At the meeting, three Class II directors of the Company were elected to serve until the 2013 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Tabulated with the name of each of the nominees elected is the number of votes cast for each nominee, the number of votes withheld for each nominee and the number of broker non-votes with respect to each nominee.

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Clay W. Hamlin	48,098,067	41,648	538,375
Paul M. Higbee	48,098,231	41,484	538,375
James R. Ingebritsen	48,089,293	50,422	538,375

In addition, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified at the meeting with 48,637,980 votes in favor, 35,710 votes against, 4,400 abstentions and no broker non-votes.

Jay H. Shidler and Michael W. Brennan continue to serve as Class III directors until their present terms expire in 2011 and their successors are duly elected and qualified.  Robert L. Denton and Thomas R. Hislop continue to serve as Class I directors until their present terms expire in 2012 and their successors are duly elected and qualified.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	First Amendment to Indemnity Agreement, dated as of May 17, 2010, between Pacific Office Properties, L.P. and James C. Reynolds.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OFFICE PROPERTIES TRUST, INC.

Date: May 17, 2010	By:	/s/ James R. Ingebritsen
James R. Ingebritsen
Chief Executive Officer